Exhibit 99.1

Datadog Announces Second Quarter 2026 Financial Results

August 6, 2026

Second quarter revenue grew 36% year-over-year to $1.12 billion
Robust growth of larger customers, with about 4,720 $100k+ ARR customers, up from about 3,850 a year ago
Launched AI-powered Bits Code, Bits Chat, and Bits Agent Builder for general availability

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the leading AI-powered observability and security platform, today announced financial results for its second quarter ended June 30, 2026.
"Datadog delivered a strong quarter, with 36% year-over-year revenue growth, $316 million in operating cash flow, and $279 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog. "Our customers are building and deploying with AI, and they are using the Datadog platform to observe, secure, and act on their AI-enabled solutions."
Pomel added, "We are innovating rapidly to help our customers manage rising complexity, and increasingly build autonomy into their operations."
Second Quarter 2026 Financial Highlights:
•Revenue was $1.12 billion, an increase of 36% year-over-year.
•GAAP operating income was $5 million; GAAP operating margin was 0%.
•Non-GAAP operating income was $257 million; non-GAAP operating margin was 23%.
•GAAP net income per diluted share was $0.12; non-GAAP net income per diluted share was $0.65.
•Operating cash flow was $316 million, with free cash flow of $279 million.
•Cash, cash equivalents, and marketable securities were $5.0 billion as of June 30, 2026.
Second Quarter & Recent Business Highlights:
•As of June 30, 2026, we had about 4,720 customers with ARR of $100,000 or more, an increase of 23% from about 3,850 as of June 30, 2025.
•Named a Leader in the Gartner Magic Quadrant for Observability Platforms, 2026. This is the sixth consecutive year Gartner has positioned Datadog as a Leader in the Magic Quadrant.

•Acquired Adaptive ML, a frontier AI startup developing the world’s first Reinforcement Learning Operations platform, to accelerate Datadog AI Research’s investment in world models and agentic LLM post-training for observability—combining Datadog’s access to real-world infrastructure and security data with Adaptive ML’s expertise in building specialized, high-performance AI agents.
•Launched more than 100 new capabilities at DASH 2026 to help customers drive autonomy and manage growing AI and security complexity. Highlights included fully autonomous Bits AI for end-to-end incident detection, investigation, and remediation; AI Guard to protect AI agents from prompt injection and poisoning attacks; Bring Your Own Cloud for deploying Datadog within customer environments; and Bits Agent Builder for creating custom AI agents.
Third Quarter and Full Year 2026 Outlook:
Based on information as of today, August 6, 2026, Datadog is providing the following guidance:
•Third Quarter 2026 Outlook:
◦Revenue between $1.135 billion and $1.145 billion.
◦Non-GAAP operating income between $260 million and $270 million.
◦Non-GAAP net income per share between $0.63 and $0.65, assuming approximately 378 million weighted average diluted shares outstanding.
•Full Year 2026 Outlook:
◦Revenue between $4.45 billion and $4.47 billion.
◦Non-GAAP operating income between $1.01 billion and $1.03 billion.
◦Non-GAAP net income per share between $2.50 and $2.54, assuming approximately 376 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the second quarter of 2026 and outlook for the third quarter and the full year 2026
•When: August 6, 2026 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)

•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the leading observability and security platform for the AI era, providing businesses with unified visibility across the technology stack to manage complexity at scale. It brings applications, infrastructure, data, models, and security into one place, using AI to detect and resolve issues before they impact customers. Trusted globally by Fortune 500 companies and high-growth AI leaders, Datadog enables businesses to move faster with clarity and confidence.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration, digital transformation and AI deployment, gross margins, operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, cash taxes, capital expenditures and capitalized software, and Datadog’s future financial performance, including its outlook for the third quarter and the full year 2026third quarter and the full year 2026 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) risks associated with changing laws, regulations, and contractual obligations related to data privacy and security and (13) general market, political, economic, and business conditions including concerns about trade policies, tariffs, reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) M&A transaction costs; (5) amortization of issuance costs; and (6) an assumed provision for income taxes based on our long-term projected tax rate. Non-GAAP financial measures prior to April 1, 2025 have not been adjusted for M&A transaction costs, as such costs were not material to our results of operations in such prior periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
M&A transaction costs. Datadog views acquisition-related expenses, such as transaction costs, as costs that are not necessarily reflective of operational performance during a period. In particular, Datadog believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.
Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$1,121,454	$826,760	$2,127,880	$1,588,313
Cost of revenue (1)(2)(3)	240,113	165,978	449,341	323,606
Gross profit	881,341	660,782	1,678,539	1,264,707
Operating expenses:
Research and development (1)(3)	477,968	387,482	913,266	728,543
Sales and marketing (1)(2)(3)	311,519	239,026	591,342	453,317
General and administrative (1)(3)(4)	86,399	69,774	161,149	130,767
Total operating expenses	875,886	696,282	1,665,757	1,312,627
Operating income (loss)	5,455	(35,500)	12,782	(47,920)
Other income:
Interest expense (5)	(3,255)	(3,075)	(6,374)	(6,038)
Interest income and other income, net	49,533	44,663	104,255	91,842
Other income, net	46,278	41,588	97,881	85,804
Income before provision for income taxes	51,733	6,088	110,663	37,884
Provision for income taxes	7,175	3,441	13,531	10,595
Net income	$44,558	$2,647	$97,132	$27,289
Net income per share - basic	$0.13	$0.01	$0.27	$0.08
Net income per share - diluted	$0.12	$0.01	$0.27	$0.08
Weighted average shares used in calculating net income per share:
Basic	356,253	346,185	354,771	344,650
Diluted	371,023	358,725	368,271	361,289

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$9,256	$6,783	$17,815	$13,434
Research and development	131,682	112,445	255,353	218,180
Sales and marketing	47,098	37,442	89,396	71,567
General and administrative	32,215	23,792	54,529	41,546
Total	$220,251	$180,462	$417,093	$344,727

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,310	$1,518	$2,592	$2,412
Sales and marketing	362	188	719	391
Total	$1,672	$1,706	$3,311	$2,803

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$392	$165	$580	$351
Research and development	21,211	11,819	32,487	21,401
Sales and marketing	3,632	1,359	5,527	2,929
General and administrative	2,408	2,724	6,045	4,949
Total	$27,643	$16,067	$44,639	$29,630

(4) Includes M&A transaction costs as follows:
General and administrative	$2,010	$1,373	$2,704	$1,373
Total	$2,010	$1,373	$2,704	$1,373

(5) Includes amortization of issuance costs as follows:
Interest expense	$1,049	$1,691	$2,096	$3,510
Total	$1,049	$1,691	$2,096	$3,510

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$434,957	$401,305
Marketable securities	4,550,481	4,073,531
Accounts receivable, net of allowance for credit losses of $24,021 and $19,292 as of June 30, 2026 and December 31, 2025, respectively	827,345	741,262
Deferred contract costs, current	87,350	76,022
Prepaid expenses and other current assets	108,424	90,160
Total current assets	6,008,557	5,382,280
Property and equipment, net	409,634	338,093
Operating lease assets	206,037	214,674
Goodwill	706,721	530,568
Intangible assets, net	23,157	14,968
Deferred contract costs, non-current	145,028	126,708
Other assets	48,541	36,553
TOTAL ASSETS	$7,547,675	$6,643,844
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$313,529	$148,791
Accrued expenses and other current liabilities	230,548	209,595
Operating lease liabilities, current	44,218	39,369
Deferred revenue, current	1,286,690	1,193,646
Total current liabilities	1,874,985	1,591,401
Operating lease liabilities, non-current	248,038	256,187
Convertible senior notes, net, non-current	985,545	983,449
Deferred revenue, non-current	50,860	68,711
Other liabilities	21,087	11,890
Total liabilities	3,180,515	2,911,638
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	4,139,000	3,579,010
Accumulated other comprehensive (loss) income	(6,764)	15,404
Retained earnings	234,921	137,789
Total stockholders’ equity	4,367,160	3,732,206
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,547,675	$6,643,844

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,558	$2,647	$97,132	$27,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,489	12,822	37,412	24,077
Accretion of discounts on marketable securities	(12,480)	(10,927)	(24,360)	(21,297)
Amortization of issuance costs	1,049	1,691	2,096	3,510
Amortization of deferred contract costs	22,077	15,977	42,402	30,830
Stock-based compensation, net of amounts capitalized	220,251	180,462	417,093	344,727
Non-cash lease expense	9,517	9,001	18,590	17,390
Allowance for credit losses on accounts receivable	5,641	3,895	10,594	8,415
Loss on disposal of property and equipment	534	977	1,668	832
Changes in operating assets and liabilities:
Accounts receivable, net	(151,649)	(115,899)	(95,775)	(11,672)
Deferred contract costs	(36,505)	(24,301)	(72,050)	(45,820)
Prepaid expenses and other current assets	(730)	11,343	(15,175)	1,080
Other assets	(1,955)	(1,821)	(2,477)	(3,038)
Accounts payable	133,620	96,352	155,120	85,640
Accrued expenses and other liabilities	6,975	(3,250)	3,098	2,398
Deferred revenue	55,480	21,086	75,127	7,235
Net cash provided by operating activities	315,872	200,055	650,495	471,596
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(1,132,495)	(751,477)	(2,437,460)	(1,721,779)
Maturities of marketable securities	598,288	697,172	1,644,703	1,253,110
Proceeds from sale of marketable securities	323,146	13,212	323,089	13,136
Purchases of property and equipment	(9,889)	(15,152)	(21,247)	(23,900)
Capitalized software development costs	(27,279)	(19,550)	(61,452)	(37,952)
Cash paid for acquisition of businesses; net of cash acquired	(101,650)	(115,272)	(112,310)	(117,090)
Net cash used in investing activities	(349,879)	(191,067)	(664,677)	(634,475)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,754	1,685	12,465	3,358
Proceeds for issuance of common stock under the employee stock purchase plan	39,067	28,578	39,067	28,578
Proceeds from issuance of 2029 Convertible Senior Notes, net of issuance costs	—	(190)	—	(190)
Repayments of 2025 Convertible Senior Notes	—	(635,527)	—	(635,547)
Net cash provided by (used in) financing activities	41,821	(605,454)	51,532	(603,801)

Effect of exchange rate changes on cash and cash equivalents	783	5,642	(3,698)	8,727

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,597	(590,824)	33,652	(757,953)
CASH AND CASH EQUIVALENTS—Beginning of period	426,360	1,079,854	401,305	1,246,983
CASH AND CASH EQUIVALENTS—End of period	$434,957	$489,030	$434,957	$489,030

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$881,341	$660,782	$1,678,539	$1,264,707
Plus: Stock-based compensation expense	9,256	6,783	17,815	13,434
Plus: Amortization of acquired intangibles	1,310	1,518	2,592	2,412
Plus: Employer payroll taxes on employee stock transactions	392	165	580	351
Non-GAAP gross profit	$892,299	$669,248	$1,699,526	$1,280,904
GAAP gross margin	79%	80%	79%	80%
Non-GAAP gross margin	80%	81%	80%	81%

Reconciliation of operating expenses
GAAP research and development	$477,968	$387,482	$913,266	$728,543
Less: Stock-based compensation expense	(131,682)	(112,445)	(255,353)	(218,180)
Less: Employer payroll taxes on employee stock transactions	(21,211)	(11,819)	(32,487)	(21,401)
Non-GAAP research and development	$325,075	$263,218	$625,426	$488,962

GAAP sales and marketing	$311,519	$239,026	$591,342	$453,317
Less: Stock-based compensation expense	(47,098)	(37,442)	(89,396)	(71,567)
Less: Amortization of acquired intangibles	(362)	(188)	(719)	(391)
Less: Employer payroll taxes on employee stock transactions	(3,632)	(1,359)	(5,527)	(2,929)
Non-GAAP sales and marketing	$260,427	$200,037	$495,700	$378,430

GAAP general and administrative	$86,399	$69,774	$161,149	$130,767
Less: Stock-based compensation expense	(32,215)	(23,792)	(54,529)	(41,546)
Less: Employer payroll taxes on employee stock transactions	(2,408)	(2,724)	(6,045)	(4,949)
Less: M&A transaction costs	(2,010)	(1,373)	(2,704)	(1,373)
Non-GAAP general and administrative	$49,766	$41,885	$97,871	$82,899

Reconciliation of operating (loss) income and operating margin
GAAP operating income (loss)	$5,455	$(35,500)	$12,782	$(47,920)
Plus: Stock-based compensation expense	220,251	180,462	417,093	344,727
Plus: Amortization of acquired intangibles	1,672	1,706	3,311	2,803
Plus: Employer payroll taxes on employee stock transactions	27,643	16,067	44,639	29,630
Plus: M&A transaction costs	2,010	1,373	2,704	1,373
Non-GAAP operating income	$257,031	$164,108	$480,529	$330,613
GAAP operating margin	0%	(4)%	1%	(3)%
Non-GAAP operating margin	23%	20%	23%	21%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of net income
GAAP net income	$44,558	$2,647	$97,132	$27,289
Plus: Stock-based compensation expense	220,251	180,462	417,093	344,727
Plus: Amortization of acquired intangibles	1,672	1,706	3,311	2,803
Plus: Employer payroll taxes on employee stock transactions	27,643	16,067	44,639	29,630
Plus: M&A transaction costs	2,010	1,373	2,704	1,373
Plus: Amortization of issuance costs	1,049	1,691	2,096	3,510
Non-GAAP net income before non-GAAP tax adjustments	$297,183	$203,946	$566,975	$409,332
Income tax effects and adjustments (1)	56,740	40,110	108,374	77,589
Non-GAAP net income after non-GAAP tax adjustments	$240,443	$163,836	$458,601	$331,743
Net income per share before non-GAAP tax adjustments - basic	$0.83	$0.59	$1.60	$1.19
Net income per share before non-GAAP tax adjustments - diluted	$0.80	$0.57	$1.54	$1.13

Net income per share after non-GAAP tax adjustments - basic	$0.67	$0.47	$1.29	$0.96
Net income per share after non-GAAP tax adjustments - diluted	$0.65	$0.46	$1.25	$0.92

Shares used in non-GAAP net income per share calculations:
Basic	356,253	346,185	354,771	344,650
Diluted	371,023	358,725	368,271	361,289

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$315,872	$200,055	$650,495	$471,596
Less: Purchases of property and equipment	(9,889)	(15,152)	(21,247)	(23,900)
Less: Capitalized software development costs	(27,279)	(19,550)	(61,452)	(37,952)
Free cash flow	$278,704	$165,353	$567,796	$409,744
Free cash flow margin	25%	20%	27%	26%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.